Exhibit 99.1

HASBRO, INC.

CLAWBACK POLICY

1.

In the event Hasbro, Inc. (the “Company”) is required to prepare an accounting restatement after the adoption of this policy due to material noncompliance of the Company with any financial reporting requirement under the securities laws, the Company will use reasonable efforts to recover from any current or former executive officer of the Company, and any other person designated by the Company’s board of directors as being subject to paragraph 1 of this policy (together with the executive officers, a “Covered Person”), who received incentive-based compensation (including stock options awarded as compensation) from the Company during the 3-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, the excess of what would have been paid to the Covered Person under the accounting restatement.

2.

In addition to (and without limiting) the provisions of paragraph 1 above, in the event the Company is required to prepare an accounting restatement after the adoption of this policy due to material noncompliance of the Company with any financial reporting requirement under the securities laws, the Company will use reasonable efforts to recover from any current or former employee of the Company who is not a Covered Person but who is described by the following sentence and who received incentive-based compensation (including stock options awarded as compensation) from the Company during the 3-year period preceding the date on which the Company is required to prepare an accounting restatement (each a “Participating Employee”), based on the erroneous data, the excess of what would have been paid to the Participating Employee under the accounting restatement.  This paragraph 2 will apply to any current or former employee who the Board of Directors (or a duly established committee thereof), in its sole discretion, determines committed any act or omission that contributed to the circumstances requiring the restatement and which involved any of the following: (i) negligence, misconduct, wrongdoing or a violation of any of the Company’s rules or of any applicable legal or regulatory requirements in the course of the Participating Employee’s  employment by, or otherwise in connection with, the Company; or (ii) a breach of a fiduciary duty to the Company or its shareholders by the Participating Employee.

3.

In addition to (and without limiting) the provisions of paragraphs 1 and 2 above, in the event that the Board of Directors (or a duly established committee thereof), in its sole discretion, determines that a Covered Person’s or a Participating Employee’s act or omission that contributed to the circumstances requiring the restatement involved any of the following: (i) willful, knowing or intentional misconduct or a willful, knowing or intentional violation of any of the Company’s rules or any applicable legal or regulatory requirements in the course of the Covered Person’s or the Participating Employee’s  employment by, or otherwise in connection with, the Company or (ii) fraud in the course of the Covered Person’s or the Participating Employee’s  employment by, or otherwise in connection with, the Company, then in each such case, the Company will use reasonable efforts to recover from such Covered Person or Participating Employee, up to 100% (as determined by the Board or committee in its sole discretion as appropriate based on the conduct involved) of such incentive-based compensation (including stock options awarded as compensation) from the Company during the 3-year period preceding the date on which the Company is required to prepare an accounting restatement, and not just the excess of what would have been paid to the Covered Person or the Participating Employee under the accounting restatement.

4.

This policy shall apply to incentive-based compensation that is granted to a Covered Person or a Participating Employee after the adoption of this policy (or, if later, the date on which such person becomes a Covered Person or Participating Employee, as applicable).  This policy shall be interpreted in a manner that is consistent with any applicable rules or regulations adopted by the Securities and Exchange Commission and NASDAQ pursuant to Section 10D of the Securities Exchange Act of 1934 (the “Applicable Rules”) and any other applicable law and shall otherwise be interpreted (including in the determination of amounts recoverable) in the business judgment of the Company’s Board of Directors (or a duly established committee thereof).  To the extent the Applicable Rules require recovery of incentive-based compensation in additional circumstances besides those specified above, nothing in this policy shall be deemed to limit or restrict the right or obligation of the Company to recover incentive-based compensation to the fullest extent required by the Applicable Rules.  This policy shall be deemed to be automatically amended, as of the date the Applicable Rules become effective with respect to the Company, to the extent required for this policy to comply with the Applicable Rules.